Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Enservco Corporation’s Registration Statement on Form S-8 (File No. 333-222636 and 333-188156) of our report dated March 23, 2021 relating to the consolidated financial statements for the fiscal year ended December 31, 2020 and 2019, which appears in this Form 10-K.

Denver, CO

March 23, 2021